UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 23, 2012
Date of Report (Date of earliest event reported)

NOVATION COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

2114 Central Street, Suite 600, Kansas City, MO 64108

(Address of principal executive offices)  (Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

NOVASTAR FINANCIAL, INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective as of May 23, 2012, the Board of Directors of NovaStar Financial, Inc. (currently, Novation Companies, Inc.) (the “Company”) approved an amendment to its Articles of Incorporation for the purpose of changing its name to “Novation Companies, Inc.” A copy of the Articles of Amendment was filed with the Maryland Secretary of State on May 23, 2012 and is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

     The Annual Meeting Slideshow Presentation to be used and presented at the Annual Meeting of Shareholders held on May 24, 2012 (the “Slideshow”), is attached hereto as Exhibit 99.1.

     The Slideshow is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 8.01 Other Events.

     On May 24, 2012, the Company issued a press release announcing that the Company changed its name to Novation Companies, Inc. on May 23, 2012, and that the Company intends to change its ticker symbol to NOVC and anticipates such change will be effective as of market open on May 25, 2012.

     A copy of the press release is furnished as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment
99.1	Annual Meeting Slideshow Presentation
99.2	Press release of Novation Companies, Inc., dated March 24, 2012

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: May 24, 2012	/s/ Rodney E. Schwatken

Rodney E. Schwatken

Senior Vice President, Chief Financial Officer, Treasurer
and Secretary